EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-51223 and 333-40264 on Form S-8 of our report dated March 25, 2008, appearing in this Annual Report on Form 11-K of the Employee Savings and Thrift Plans (Saudi Arabia) of The Procter & Gamble Company for the year ended December 31, 2007.

/S/ DELOITTE & TOUCHE, BAKR ABULKHAIR & CO.
June 25, 2008